As filed with the Securities and Exchange Commission on May 9, 2024

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5894890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922
Telephone: (908) 517-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Todisco
Chief Executive Officer
CorMedix Inc.
300 Connell Drive, Suite 4200
Berkeley Heights, New Jersey 07922
Telephone: (908) 517-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell Leaf
Willkie Farr and Gallagher LLP
787 7th Ave

New York, New York 10019
Telephone: (212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses:

●	a base prospectus covering the offering, issuance and sale of such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and preferred stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $150,000,000; and

●	an at-the-market offering prospectus covering the offering, issuance and sale of shares of our common stock with an aggregate offering price of up to $50,000,000 that may be issued and sold under a sales agreement entered into with Leerink Partners LLC on May 9, 2024.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the at-the-market offering prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

Upon termination of the sales agreement with Leerink Partners LLC, any portion of the $50,000,000 included in the at-the-market offering prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 9, 2024

Prospectus

$150,000,000 of
Common Stock,
Preferred Stock,
Warrants,
Debt Securities and/or
Units

From time to time, we may offer and sell up to $150,000,000 in the aggregate of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement describing the method and terms of such offering.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers, or a combination of these methods, as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” At the close of business on May 8, 2024, the closing price of our common stock was $5.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the applicable prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page 4 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and in an applicable prospectus supplement and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement concerning factors you should consider before investing in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, of an indeterminate amount for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus or in the documents that we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus and any accompanying prospectus in making your investment decision. We include cross-references in this prospectus and any accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus or any prospectus supplement or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

This prospectus, any prospectus supplement, and any free writing prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, “CorMedix,” the “Company,” “we,” “us,” “our” and similar names refer to CorMedix Inc.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this Prospectus. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, the securities offered hereby and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4, and in the documents incorporated by reference into this prospectus.

OUR COMPANY

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions.

Our primary focus is on the commercialization of our lead product, DefenCath, in the U.S. The name DefenCath is the U.S. proprietary name that was approved by the U.S. Food and Drug Administration, or FDA.

DefenCath is an antimicrobial catheter lock solution (“CLS”) (a formulation of taurolidine 13.5 mg/mL, and heparin 1000 USP Units/mL) indicated to reduce the incidence of catheter-related bloodstream infections (“CRBSI”) in adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (“CVC”). It is indicated for use in a limited and specific population of patients. CRBSIs can lead to treatment delays and increased costs to the healthcare system when they occur due to hospitalizations, need for IV antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs, as well as increased mortality. We believe DefenCath can address a significant unmet medical need.

On November 15, 2023, we announced that the FDA approved the new drug application, (“NDA”) for DefenCath to reduce the incidence of CRBSI in adult patients with kidney failure receiving chronic hemodialysis through a CVC. DefenCath is indicated for use in a limited and specific population of patients. DefenCath is the first and only FDA-approved antimicrobial CLS in the U.S. and was shown to reduce the risk of CRBSI by up to 71% in a Phase 3 clinical study. As a result of the November 2023 FDA approval, CorMedix is in the process of launching the product commercially.

DefenCath is listed in the Orange Book as having new chemical entity, (“NCE”) exclusivity (5 years) expiring on November 15, 2028, and the Generating Antibiotic Incentives Now or GAIN exclusivity extension of the NCE exclusivity (an additional 5 years) expiring on November 15, 2033. The GAIN exclusivity extension of 5 years is the result of the January 2015 designation of DefenCath as a Qualified Infectious Disease Product (“QIDP”).

We announced on April 26, 2023 that following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application in the fourth quarter of 2022 to the Centers for Medicare & Medicaid Services (“CMS”), CMS has subsequently issued the Inpatient Prospective Payment System (“IPPS”) 2024 proposed rule that includes a NTAP of up to $17,111 per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the anticipated wholesaler acquisition cost price of $1,170 per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule was published in early August 2023 and confirmed this payment amount in that final rule. This NTAP was conditioned upon the DefenCath NDA obtaining final FDA approval prior to July 1, 2024. As the NTAP was calculated by CMS based upon an anticipated wholesaler acquisition price, (“WAC”) of $1,170, and following FDA approval of the DefenCath NDA, an actual WAC of $249.99 per 3ml vial was established, we anticipate that CMS will revise the amount of the NTAP payment to reflect the actual WAC price in the next IPPS rulemaking, effective October 1, 2024. Upon the listing in the compendia of the actual WAC price of $249.99 per 3ml vial, the Company notified CMS of the new lower WAC pricing and recommended that CMS make an off-cycle adjustment to the NTAP to reflect the current lower WAC pricing amount. CMS subsequently communicated to the Company that they do not intend to update the NTAP reimbursement amount until the next review cycle in October 2024.

On January 25, 2024, CMS determined that DefenCath should be classified as a renal dialysis service that is subject to the Medicare end-stage renal disease prospective payment system ( “ESRD PPS”). The ESRD PPS provides bundled payment for renal dialysis services, but also affords a transitional drug add-on payment adjustment, or TDAPA, which provides temporary, additional payments for certain new drugs and biologicals. We submitted an application for TDAPA on January 26, 2024, and received confirmation that our application was approved on April 18, 2024. We also submitted a HCPCS application for a J-code to CMS on December 8, 2023, for DefenCath, which is relevant to billing and the TDAPA application. The HCPCS J-code for DefenCath was published by CMS on April 2, 2024. TDAPA reimbursement is calculated based on 100 percent ASP (or 100 percent of wholesale acquisition price or else manufacturers’ list price, respectively, if such data is unavailable). TDAPA and post-TDAPA add-on payment adjustments for DefenCath apply for five years (with such add-on payments applying to all ESRD PPS payments for years three through five). CMS confirmed a July 1, 2024 implementation date for HCPCS and TDAPA.

We may pursue additional indications for DefenCath use as a CLS in populations with unmet medical needs that may also represent potentially significant market opportunities. While we are continuing to assess these areas, potential future indications may include use as a CLS to reduce CRBSIs in total parenteral nutrition patients using a central venous catheter and in certain oncology patients using a central venous catheter. In 2024, the Company anticipates discussing with the FDA potential pathways for expanded indications.

We currently have one FDA approved source for each of our two key APIs for DefenCath, taurolidine and heparin sodium, respectively. With regards to taurolidine, we have a DMF filed with the FDA. There is a master commercial supply agreement between a third-party manufacturer and us in place from August 2018. We are currently in the process of identifying and qualifying an alternate third-party manufacturer for taurolidine under our existing DMF. With respect to heparin sodium API, we have identified an alternate third-party supplier and intend to qualify such supplier under the DefenCath NDA over the next twelve months.

We received FDA approval of DefenCath with finished dosage production from our European based contract manufacturing organization, (“CMO”) Rovi Pharma Industrial Services. We believe this CMO has adequate capacity to produce the volumes needed to meet near-term projected demand for the commercial launch of DefenCath.

We previously announced a commercial arrangement with Siegfried Hameln to qualify their site as an additional finished dosage manufacturing site for DefenCath. The Company submitted the NDA supplement to the FDA on May 7, 2024.

We announced on May 1, 2023 that the USPTO allowed our patent application directed to a locking solution composition for treating and reducing infection and flow reduction in central venous catheters. This application was granted on August 29, 2023 as U.S. Patent No. 11,738,120.  Our newly granted U.S. Patent reflects the unique and proprietary formulation of our product, DefenCath, for which we received FDA approval on November 15, 2023. This patent supplements the coverage of our existing licensed U.S. Patent No. 7,696,182, and has the potential to provide an additional layer of patent protection for DefenCath through 2042.

As part of the DefenCath approval letter, the FDA communicated the existence of a required pediatric assessment under the Pediatric Research Equity Act, or PREA. PREA requires sponsors to conduct pediatric studies for, among other things, NDAs for a new active ingredient, such as taurolidine in DefenCath, unless a waiver or deferral is obtained from the FDA. A deferral acknowledges that a pediatric assessment is required but permits the applicant to submit the pediatric assessment after the submission of an NDA. FDA deferred submission of the pediatric study for DefenCath because the product is ready for approval for use in adults and the pediatric study has not been completed. We are currently obligated to conduct the study communicated in the approval letter: an open-label, two-arm (DefenCath vs. standard of care) study to assess safety and time to CRBSI in subjects from birth to less than 18 years of age with kidney failure receiving hemodialysis via a central venous catheter. CorMedix intends to address the design and requirements for the pediatric study during our Type C meeting with the FDA during 2024. Because this is a required post-marketing study, we would be required to make annual reports to the FDA. Pediatric studies for an approved product conducted under PREA may qualify for pediatric exclusivity, which, if granted, provides an additional six months of exclusivity that attaches to the end of existing marketing exclusivity and patent periods for DefenCath. Depending on the timing of final report submission, DefenCath could potentially receive a total marketing exclusivity period of 10.5 years. However, there are factors that could affect whether this exclusivity is received or the duration of exclusivity, and DefenCath may or may not ultimately be eligible for the additional 0.5 years of exclusivity associated with this pediatric study.

The Company previously marketed and sold Neutrolin, a CLS product where we received CE-Mark approval for commercial distribution in the EU and other territories. The Company previously elected to discontinue sales of Neutrolin for lack of commercial viability. The winding down of our operations in the EU is nearly complete and Neutrolin sales in both the EU and the Middle East have been discontinued since 2022.

Corporate History and Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our operations to date have been primarily limited to conducting clinical trials and establishing manufacturing for our product candidates, licensing product candidates, business and financial planning, research and development, seeking regulatory approval for our products, initial commercialization activities for DefenCath in the U.S., and maintaining and improving our patent portfolio.

Our executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922. Our telephone number is (908) 517-9500. Our website address is www.cormedix.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Offerings Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, up to an indeterminate amount from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “risk factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the risks referred to above and all of the other information contained in this prospectus and any accompanying prospectus supplement, and incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our securities could decline, and you might lose all or part of your investment in our securities.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities from time to time by a variety of methods, including:

●	on the Nasdaq Global Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock or other securities may be listed or quoted at the time of sale;

●	in privately negotiated transactions;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	as settlement of short sales entered into after the date of the prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through broker-dealers, who may act as agents or principals;

●	through sales “at the market” to or through a market-maker;

●	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	directly to one or more purchasers;

●	through agents;

●	in options transactions;

●	over the Internet;

●	any other method permitted pursuant to applicable law; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers.

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of certain provisions of our capital stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended and our Second Amended and Restated Bylaws in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Common Stock

General

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, we are authorized to issue 160,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2024, we had 54,959,270 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our Company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time. Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” The Bank of America Corporation will act as transfer agent and registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of certain provisions of our preferred stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws and each Certificate of Designation for our Series C-3, E and G preferred stock, in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Preferred Stock

Issued and Outstanding Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

As of March 31, 2024, of the 2,000,000 shares of preferred stock authorized, our Board of Directors has designated (all with par value of $0.001 per share): 200,000 shares as Series C-3 Non-Voting Convertible Preferred Stock; 92,440 shares as Series E Convertible Preferred Stock and 100,000 as Series G Convertible Preferred Stock. As of March 31, 2024, we had outstanding: 2,000 shares of Series C-3 Non-Voting Convertible Preferred Stock; 89,623 shares of Series E Convertible Preferred Stock and 89,999 shares of Series G Convertible Preferred Stock.

Series C-3 Non-Voting Convertible Preferred Stock

The Series C-3 Preferred Stock has the rights, privileges and terms described below.

Rank. The Series C-3 non-voting preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series C-3 non-voting preferred stock; and junior to the Series E voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series C-3 preferred stock is convertible into 2 shares of our common stock (subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock) at a per share price of $5.00 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series C-3 preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series C-3 preferred stock will receive a payment equal to $10.00 per share of Series C-3 preferred stock before any proceeds are distributed to the holders of our common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series C-3 preferred stock and holders of Series C-3 preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock hereafter created that participates with the common stock in such distributions.

Voting Rights. Shares of Series C-3 preferred stock will generally have no voting rights, except as required by law and except that the consent of holders of two thirds of the outstanding Series C-3 preferred Stock will be required to amend the terms of the Series C-3 preferred stock or the certificate of designation for the Series C-3 preferred stock.

Dividends. Holders of Series C-3 preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series C-3 preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series C-3 preferred stock. Shares of Series C-3 preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series C-3 preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C-3 preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series C-3 preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series C-3 preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Series E Convertible Preferred Stock

Rank. The Series E voting preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series E voting convertible preferred stock; senior to the Series C-3 non-voting convertible preferred stock; and on parity with the Series G voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series E preferred stock is convertible into 4.3733 shares of our common stock (subject to adjustment as provided in the certificates of designation for the Series E preferred stock) at a per share price of $3.75 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series E preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E preferred stock will receive a payment equal to $49.20 per share of Series E preferred stock on parity with the payment of the liquidation preference due the Series G preferred stock, but before any proceeds are distributed to the holders of common stock, and the Series C-3 non-voting convertible preferred stock. After the payment of this preferential amount, holders of Series E preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series E preferred stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $7.93.

Dividends. Holders of Series E preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series E preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series E preferred stock. Shares of Series E preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series E preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series E preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series E preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series E preferred stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any of the Series E preferred stock is outstanding, we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E preferred stock and Series G preferred stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then a holder of Series E preferred stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series E preferred stock had been converted to common stock.

Series G Convertible Preferred Stock

Rank. The Series G voting convertible preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series G voting convertible preferred stock; junior to the Series C-3 non-voting convertible preferred stock, pending the consent of the holders of such series to the subordination thereof; and on parity with the Series E voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series G preferred stock is convertible into approximately 55.5978 shares of our common stock (subject to adjustment as provided in the certificate of designation for the Series G preferred stock) at a per share price of $3.37 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series G preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E preferred stock will receive a payment equal to $187.36452 per share of Series G preferred stock on parity with the payment of the liquidation preference due the Series E preferred stock, but before any proceeds are distributed to the holders of Series C-3 preferred stock (pending the consent of the holders of such series to the subordination thereof) and any proceeds are distributed to the holders of common stock. After the payment of this preferential amount, holders of Series G preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series G preferred stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $7.93.

Dividends. Holders of Series G Preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series G preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series G preferred stock. Shares of Series G preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series G preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series G preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series G preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series G preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series G preferred stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any of the Series G preferred stock is outstanding, we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E preferred stock and the Series G preferred stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then a holder of Series G preferred stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series G preferred stock had been converted to common stock.

Transfer Agent and Registrar

The Bank of America Corporation will act as transfer agent and registrar for the Series C-3, E and G Preferred Stock.

Description of Preferred Stock That May Be Offered

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. The shares of preferred stock outstanding are described above. The issuance of new or additional preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of any new series of preferred stock in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Certain Anti-Takeover Provisions of Delaware Law and of Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as well as provisions of the General Corporation Law of the State of Delaware, or DGCL, may discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such a change in control would be beneficial to our stockholders. These provisions include the following:

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	prohibiting our stockholders from fixing the number of our directors; and

●	establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board of Directors.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, we are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the board of directors. This provision could have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, whether or not it is desired by, or beneficial to, our stockholders. Any provision of our Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Willkie Farr and Gallagher LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CorMedix Inc. as of December 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, have been incorporated herein by reference in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Any requests for this information should be made by calling or sending a letter to the Corporate Secretary of the Company, c/o CorMedix Inc., at our office located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922.

SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Market, and you can read and inspect our filings at the offices of the Nasdaq Global Market at 151 W. 42nd Street, New York, NY 10036.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC pursuant to Section 13 of the Exchange Act on March 12, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

●	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 12, 2024, including any amendment or report filed for the purpose of updating such description; and

●	all of the filings pursuant to the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to CorMedix Inc., Attention: Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922, (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

$50,000,000
Common Stock

We have entered into a sales agreement, dated May 9, 2024, with Leerink Partners LLC (“Leerink”). The sales agreement relates to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through or to Leerink as sales agent or principal.

Our common stock is traded on the Nasdaq Global Market under the symbol “CRMD.” The last reported sale price of our common stock on May 8, 2024 was $5.70 per share. Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The sales agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agent will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold by the sales agent. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K, which is incorporated by reference into this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners LLC

The date of this prospectus is           , 2024.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the registration statement, we registered the offering by us of our common stock and preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, from time to time in one or more offerings. This prospectus provides specific information about the offering by us of shares of common stock under the shelf registration statement.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any free writing prospectus. We have not, and Leerink has not, authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus and any free writing prospectus in making your investment decision. We include cross-references in this prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

You should not assume that the information contained in this prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any free writing or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus, any free writing prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any free writing prospectus are the property of their respective owners.

Unless the context otherwise requires, “CorMedix,” the “Company,” “we,” “us,” “our” and similar names refer to CorMedix Inc.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus or any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any free writing prospectus applicable to that jurisdiction.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this Prospectus. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

S-iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-5, and in the documents incorporated by reference into this prospectus.

OUR COMPANY

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions.

Our primary focus is on the commercialization of our lead product, DefenCath, in the U.S. The name DefenCath is the U.S. proprietary name that was approved by the FDA.

DefenCath is an antimicrobial catheter lock solution (“CLS”) (a formulation of taurolidine 13.5 mg/mL, and heparin 1000 USP Units/mL) indicated to reduce the incidence of catheter-related bloodstream infections (“CRBSI”) in adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (“CVC”). It is indicated for use in a limited and specific population of patients. CRBSIs can lead to treatment delays and increased costs to the healthcare system when they occur due to hospitalizations, need for IV antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs, as well as increased mortality. We believe DefenCath can address a significant unmet medical need.

On November 15, 2023, we announced that the FDA approved the NDA for DefenCath to reduce the incidence of CRBSI in adult patients with kidney failure receiving chronic hemodialysis through a CVC. DefenCath is indicated for use in a limited and specific population of patients. DefenCath is the first and only FDA-approved antimicrobial CLS in the U.S. and was shown to reduce the risk of CRBSI by up to 71% in a Phase 3 clinical study. As a result of the November 2023 FDA approval, CorMedix is in the process of launching the product commercially.

DefenCath is listed in the Orange Book as having NCE exclusivity (5 years) expiring on November 15, 2028, and the Generating Antibiotic Incentives Now or GAIN exclusivity extension of the NCE exclusivity (an additional 5 years) expiring on November 15, 2033. The GAIN exclusivity extension of 5 years is the result of the January 2015 designation of DefenCath as a Qualified Infectious Disease Product (“QIDP”).

We announced on April 26, 2023 that following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application in the fourth quarter of 2022 to the Centers for Medicare & Medicaid Services (“CMS”), CMS has subsequently issued the Inpatient Prospective Payment System (“IPPS”) 2024 proposed rule that includes a NTAP of up to $17,111 per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the anticipated wholesaler acquisition cost price of $1,170 per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule was published in early August 2023 and confirmed this payment amount in that final rule. This NTAP was conditioned upon the DefenCath NDA obtaining final FDA approval prior to July 1, 2024. As the NTAP was calculated by CMS based upon an anticipated WAC price of $1,170, and following FDA approval of the DefenCath NDA, an actual WAC of $249.99 per 3ml vial was established, we anticipate that CMS will revise the amount of the NTAP payment to reflect the actual WAC price in the next IPPS rulemaking, effective October 1, 2024. Upon the listing in the compendia of the actual WAC price of $249.99 per 3ml vial, the Company notified CMS of the new lower WAC pricing and recommended that CMS make an off-cycle adjustment to the NTAP to reflect the current lower WAC pricing amount. CMS subsequently communicated to the Company that they do not intend to update the NTAP reimbursement amount until the next review cycle in October 2024.

On January 25, 2024, CMS determined that DefenCath should be classified as a renal dialysis service that is subject to the Medicare end-stage renal disease prospective payment system ( “ESRD PPS”). The ESRD PPS provides bundled payment for renal dialysis services, but also affords a transitional drug add-on payment adjustment, or TDAPA, which provides temporary, additional payments for certain new drugs and biologicals. We submitted an application for TDAPA on January 26, 2024, and received confirmation that our application was approved on April 18, 2024. We also submitted a HCPCS application for a J-code to CMS on December 8, 2023, for DefenCath, which is relevant to billing and the TDAPA application. The HCPCS J-code for DefenCath was published by CMS on April 2, 2024. TDAPA reimbursement is calculated based on 100 percent ASP (or 100 percent of wholesale acquisition price or else manufacturers’ list price, respectively, if such data is unavailable). TDAPA and post-TDAPA add-on payment adjustments for DefenCath apply for five years (with such add-on payments applying to all ESRD PPS payments for years three through five). CMS confirmed a July 1, 2024 implementation date for HCPCS and TDAPA.

We may pursue additional indications for DefenCath use as a CLS in populations with unmet medical needs that may also represent potentially significant market opportunities. While we are continuing to assess these areas, potential future indications may include use as a CLS to reduce CRBSIs in total parenteral nutrition patients using a central venous catheter and in certain oncology patients using a central venous catheter. In 2024, the Company anticipates discussing with the FDA potential pathways for expanded indications.

We currently have one FDA approved source for each of our two key APIs for DefenCath, taurolidine and heparin sodium, respectively. With regards to taurolidine, we have a drug master file, (“DMF”) filed with the FDA. There is a master commercial supply agreement between a third-party manufacturer and us in place from August 2018. We are currently in the process of identifying and qualifying an alternate third-party manufacturer for taurolidine under our existing DMF. With respect to heparin sodium API, we have identified an alternate third-party supplier and intend to qualify such supplier under the DefenCath NDA over the next twelve months.

We received FDA approval of DefenCath with finished dosage production from our European based CMO Rovi Pharma Industrial Services. We believe this CMO has adequate capacity to produce the volumes needed to meet near-term projected demand for the commercial launch of DefenCath.

We previously announced a commercial arrangement with Siegfried Hameln to qualify their site as an additional finished dosage manufacturing site for DefenCath. The Company submitted the NDA supplement to the FDA on May 7, 2024.

We announced on May 1, 2023 that the USPTO allowed our patent application directed to a locking solution composition for treating and reducing infection and flow reduction in central venous catheters. This application was granted on August 29, 2023 as U.S. Patent No. 11,738,120.  Our newly granted U.S. Patent reflects the unique and proprietary formulation of our product, DefenCath, for which we received FDA approval on November 15, 2023. This patent supplements the coverage of our existing licensed U.S. Patent No. 7,696,182, and has the potential to provide an additional layer of patent protection for DefenCath through 2042.

As part of the DefenCath approval letter, the FDA communicated the existence of a required pediatric assessment under the Pediatric Research Equity Act, or PREA. PREA requires sponsors to conduct pediatric studies for, among other things, NDAs for a new active ingredient, such as taurolidine in DefenCath, unless a waiver or deferral is obtained from the FDA. A deferral acknowledges that a pediatric assessment is required but permits the applicant to submit the pediatric assessment after the submission of an NDA. FDA deferred submission of the pediatric study for DefenCath because the product is ready for approval for use in adults and the pediatric study has not been completed. We are currently obligated to conduct the study communicated in the approval letter: an open-label, two-arm (DefenCath vs. standard of care) study to assess safety and time to CRBSI in subjects from birth to less than 18 years of age with kidney failure receiving hemodialysis via a central venous catheter. CorMedix intends to address the design and requirements for the pediatric study during our Type C meeting with the FDA during 2024. Because this is a required post-marketing study, we would be required to make annual reports to the FDA. Pediatric studies for an approved product conducted under PREA may qualify for pediatric exclusivity, which, if granted, provides an additional six months of exclusivity that attaches to the end of existing marketing exclusivity and patent periods for DefenCath. Depending on the timing of final report submission, DefenCath could potentially receive a total marketing exclusivity period of 10.5 years. However, there are factors that could affect whether this exclusivity is received or the duration of exclusivity, and DefenCath may or may not ultimately be eligible for the additional 0.5 years of exclusivity associated with this pediatric study.

The Company previously marketed and sold Neutrolin, a CLS product where we received CE-Mark approval for commercial distribution of in the other territories. The Company previously elected to discontinue sales of Neutrolin for lack of commercial viability. The winding down of our operations in the EU is nearly complete and Neutrolin sales in both the EU and the Middle East have been discontinued since 2022.

Corporate History and Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our operations to date have been primarily limited to conducting clinical trials and establishing manufacturing for our product candidates, licensing product candidates, business and financial planning, research and development, seeking regulatory approval for our products, initial commercialization activities for DefenCath in the U.S. and Neutrolin in the EU and other foreign markets, and maintaining and improving our patent portfolio.

Our executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922. Our telephone number is (908) 517-9500. Our website address is www.cormedix.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

THE OFFERING

Common stock offered by us	Shares having an aggregate offering price of up to $50 million.

Common stock to be outstanding after this Offering[1]	Up to 63,731,200 assuming sales at a price of $5.70 per share, which was the closing price on the Nasdaq Global Market on May 8, 2024. Actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Leerink, as agent or principal. See “Plan of Distribution” on page S-10.

Use of proceeds	We intend to use the net proceeds for general corporate purposes.

Nasdaq Global Market symbol	“CRMD”

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5, the section captioned “Item 1A—Risk Factors” in our most recently filed annual report on Form 10-K, as amended or supplemented by our subsequent quarterly reports on Form 10-Q, which is incorporated by reference into this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

[1]	The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 54,959,270 shares outstanding as of March 31, 2024. The number of shares outstanding as of March 31, 2024, as used throughout this prospectus, unless otherwise indicated, excludes:

●	options to purchase an aggregate of 7,996,361 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan and 2013 Stock Incentive Plan, with a weighted average exercise price of $4.98 per share;

●	366,235 shares of our common stock underlying restricted stock units issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan and 2013 Stock Incentive Plan, with a weighted average fair value of $3.42 per share

●	2,000 shares of Series C-3 Preferred Stock, which are convertible into 4,000 shares of common stock;

●	89,623 shares of Series E Preferred Stock, which are convertible into 391,953 shares of common stock;

●	89,999 shares of Series G Preferred Stock, which are convertible into 5,004,069 shares of common stock;

●	48,909 shares of our common stock issuable in connection with our Deferred Compensation Plan for Directors; and

●	2,500,625 shares of our common stock underlying our outstanding pre-funded warrants with a weighted average exercise price of $0.001 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “risk factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the risks referred to above and all of the other information contained in this prospectus and any free writing prospectus, and incorporated by reference into this prospectus and any free writing prospectus, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our securities could decline, and you might lose all or part of your investment in our securities.

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and adversely impact the ongoing commercialization of DefenCath.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Leerink at any time throughout the term of the sales agreement. The number of shares of common stock that are sold by Leerink after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Leerink. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued by us under the sales agreement or the gross proceeds to be raised in connection with those sales.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 8,771,930 shares of our common stock are sold during the term of the sales agreement with Leerink at a price of $5.70 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2024, for aggregate gross proceeds of $50 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $4.06 per share, representing the difference between our as-adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering and the assumed offering price.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. The exercise of outstanding stock options and warrants may also result in further dilution of your investment. Additionally, because the sales of shares of our common stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

We may need significant additional funds for the commercialization of DefenCath in the United States. In order to raise additional capital, we plan to offer in the future additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for general corporate purposes. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest a portion of the proceeds in short-term, interest-bearing instruments.

DILUTION

Our net tangible book value as of March 31, 2024 was approximately $56.0 million, or $1.02 per share of common stock, excluding the intangible asset of $2.0 million. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $50 million of common stock that may be offered in this offering at an assumed offering price of $5.70 per share, which was the closing price of our common stock on the Nasdaq Global Market on May 8, 2024, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of March 31, 2024 would have been approximately $104.3 million, or $1.64 per share of common stock. This represents an immediate increase in the net tangible book value of $0.62 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $4.06 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share	$5.70
Net tangible book value per share, excluding intangible asset as of March 31, 2024	$1.02
Increase in net tangible book value per share attributable to this offering	$0.62
As adjusted net tangible book value per share after giving effect to this offering	$1.64
Dilution per share to new investors purchasing shares in this offering	$4.06

The table above assumes for illustrative purposes that an aggregate of 8,771,930 shares of our common stock are sold at a price of $5.70 per share, the last reported sale price of our common stock on the Nasdaq Global Market on May 8, 2024, for aggregate gross proceeds of $50 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.70 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.67 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $5.03 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.70 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.59 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $3.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2019 Stock Incentive Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The above discussion and table are based on 54,959,270 shares of our common stock outstanding as of March 31, 2024 and excludes the following securities outstanding on March 31, 2024:

●	options to purchase an aggregate of 7,996,361 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan and 2013 Stock Incentive Plan, with a weighted average exercise price of $4.98 per share;

●	366,235 shares of our common stock underlying restricted stock units issued to our officers, directors, employees and non-employee consultants under our 2019 Stock Incentive Plan and 2013 Stock Incentive Plan, with a weighted average fair value of $3.42 per share;

●	2,000 shares of Series C-3 Preferred Stock, which are convertible into 4,000 shares of common stock;

●	89,623 shares of Series E Preferred Stock, which are convertible into 391,953 shares of common stock;

●	89,999 shares of Series G Preferred Stock, which are convertible into 5,004,069 shares of common stock;

●	48,909 shares of our common stock issuable in connection with our Deferred Compensation Plan for Directors; and

●	2,500,625 shares of our common stock underlying our outstanding pre-funded warrants with a weighted average exercise price of $0.001 per share.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of certain provisions of our capital stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended and our Second Amended and Restated Bylaws in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Common Stock

General

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, we are authorized to issue 160,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2024, we had 54,959,270 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our Company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time. Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” The Bank of America Corporation will act as transfer agent and registrar for the common stock.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement referred to as the sales agreement, with Leerink as the sales agent. Pursuant to the sales agreement, we may issue and sell up to $50 million of our common stock from time to time through or to the sales agent, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates.

The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless such sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with such agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the sales agent commissions for its services in acting as agent in the sale of common stock. The sales agent will be entitled to a commission equal to 3% of the gross proceeds from the sale of common stock offered hereby by such sales agent (the “Sales Agent Commission”). In addition, we have agreed to reimburse certain expenses of the sales agent in an amount not to exceed $75,000. We have also agreed reimburse the sale agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the sales agent’s ongoing diligence arising from the transactions contemplated by the sales agreement in an amount not to exceed $15,000 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent under the terms of the sales agreement, will be approximately $170,000.

Settlement for sales of common stock will generally occur (i) if prior to May 28, 2024, on the second business day following the date on which any sales are made, and (ii) from and after May 28, 2024, on the first business day following the date on which any sales are made, or in any case on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The sales agent will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the sales agreement.

In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the sales agent for certain other specified expenses.

The offering of our common stock pursuant to this prospectus will terminate upon termination of the sales agreement as provided therein.

Any portion of the common shares included in this prospectus that are not previously sold or included in an active placement notice pursuant to the sales agreement are available for sale in other offerings pursuant to our registration statement.

Our common stock is traded on the Nasdaq Global Market under the symbol “CRMD.”

The sales agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

Willkie Farr and Gallagher LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. The sales agent is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CorMedix Inc. as of December 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, have been incorporated herein by reference in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Any requests for this information should be made by calling or sending a letter to the Corporate Secretary of the Company, c/o CorMedix Inc., at our office located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922.

SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Market, and you can read and inspect our filings at the offices of the Nasdaq Global Market at 151 W. 42nd Street, New York, NY 10036.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable free writing prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable free writing prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable free writing prospectus. Statements in this prospectus and any applicable free writing prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC pursuant to Section 13 of the Exchange Act on March 12, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

●	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 12, 2024, including any amendment or report filed for the purpose of updating such description; and

●	all of the filings pursuant to the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to CorMedix Inc., Attention: Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922, (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$50,000,000

CorMedix Inc.

Common Stock

PROSPECTUS

Leerink Partners LLC

__, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We estimate that expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$10,749.96
Legal fees and expenses	$125,000	*
Accounting fees and expenses	$35,000	*
Total	$170,749.96	*

*	Estimated as permitted under Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to the DGCL, our Amended and Restated Certificate of Incorporation, as amended provides that no director will be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Our Second Amended and Restated Bylaws provide that we will generally indemnify our directors, officers, employees or agents to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of our Company.

Item 16.	Exhibits.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
1.1	Form of Underwriting Agreement*	S-3
1.2	Sales Agreement with Leerink Partners LLC dated May 9, 2024				x
3.1	Form of Amended and Restated Certificate of Incorporation	S-1/A	3/01/2010	3.3
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated February 24, 2010	S-1/A	3/19/2010	3.5
3.3	Second Amended and Restated Bylaws as amended October 8, 2020	8-K	10/14/2020	3.1
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 3, 2012	10-K	3/27/2013	3.3
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated August 9, 2017	8-K	8/10/2017	3.1
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated March 25, 2019	8-K	3/25/2019	3.1
3.1	Form of Amended and Restated Certificate of Incorporation	S-1/A	3/01/2010	3.3
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated February 24, 2010	S-1/A	3/19/2010	3.5
3.3	Second Amended and Restated Bylaws as amended October 8, 2020	8-K	10/14/2020	3.1
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 3, 2012	10-K	3/27/2013	3.3
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated August 9, 2017	8-K	8/10/2017	3.1
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated March 25, 2019	8-K	3/25/2019	3.1
3.7	Amended and Restated Certificate of Designation of Series C-3 Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on September 15, 2014	8-K	9/16/2014	3.16
3.8	Second Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on September 5, 2019	8-K	9/11/2019	3.2
3.9	Certificate of Designation of Series G Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on September 5, 2019	8-K	9/11/2019	3.1
4.1	Specimen of Common Stock Certificate	S-1/A	3/19/2010	4.1
4.2	Form of Warrant issued on January 8, 2014.	8-K	1/09/2014	4.23
4.3	Form of Series B Warrant to Purchase Common Stock of CorMedix Inc. issued on May 3, 2017	8-K	5/03/2017	4.2
4.4	Form of Underwriter’s Warrant to Purchase Common Stock of CorMedix Inc., issued May 3, 2017	8-K	5/03/2017	4.3
4.5	Description of Capital Stock of CorMedix Inc.	10-K	03/16/2020	4.5
4.6	Form of Pre-Funded Warrant issued June 28, 2023	8-K	06/30/2023	4.1
4.7	Form of Indenture	S-3	3/09/2018	4.16
4.8	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.9	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.10	Form of Debt Securities Warrant Agreement and Warrant Certificate*
4.11	Form of Unit Agreement*
5.1	Opinion of Willkie Farr and Gallagher LLP				x
23.1	Consent of Marcum LLP, Independent Registered Accounting Firm				x
23.2	Consent of Willkie Farr and Gallagher LLP (included as part of Exhibit 5.1).				x
24.1	Power of Attorney (included in the signature page hereto).				x
25.1**	Form T-1 Statement of Eligibility of Trustee
107	Filing Fee Table				x

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(b) Financial statement schedule.

None.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on May 9, 2024.

CORMEDIX INC.

By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CorMedix Inc., do hereby constitute and appoint Joseph Todisco and Matthew David, or any one of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph Todisco	Director and Chief Executive Officer	May 9, 2024
Joseph Todisco	(Principal Executive Officer)

/s/ Matthew David	Executive Vice President & Chief Financial Officer	May 9, 2024
Matthew David	(Principal Financial Officer and Principal Accounting Officer)

/s/ Janet Dillione	Director	May 9, 2024
Janet Dillione

/s/ Myron Kaplan	Director	May 9, 2024
Myron Kaplan

/s/ Alan W. Dunton	Director	May 9, 2024
Alan W. Dunton

/s/ Steven Lefkowitz	Director	May 9, 2024
Steven Lefkowitz

/s/ Robert Stewart	Director	May 9, 2024
Robert Stewart

/s/ Greg Duncan	Director	May 9, 2024
Greg Duncan